

Wang Hou-Hsun
100%
Genesis River Technology Limited (BVI)
Zhou Yongnan
100%
InnoValley Holdings Limited(Cayman)
12%
88%
Ownership equity 38.78%
Management Agreement 38.78%
Great Future Technology Inc. (Cayman)
100%
GFT Merger Sub Limited (Cayman)
100%
Xinruixiang Holding Limited (HK)
Ownership equity 12.02%
Via Management Agreement 38.78%
CDIB
Campal Group
TDR Investment
CS Giant
Central Bright Holdings
CP Top Shine
Public Shareholders
14.63%
3.25%
2.62%
2.27%
1.80%
0.55%
24.29%
Great Rich Technologies Limited(HK)
100%
GRT Merger Star Limited (Cayman)
Outside of Mainland China
Mainland China
100%
100%
Zhejiang Hongyu New Materials Co., Ltd.
Jiangsu Tongli Optical New Materials Group Co., Ltd
Suzhou Huiyi
Lens Technology Co.,Ltd
73.33%
99.8%
69.81%
15.19%
15%
Qingtian County Qingqiao Equity Investment Partnership Enterprise (Limited Partnership)
26.67%
Qingtian Hongyu New Materials Co., Ltd.
Jiangyin Tongli Optoelectronic Technology Co., Ltd
Jiangsu Huizhi New Materials Technology Co., Ltd
95%
99.0064%
Shanghai Jianishi New Materials Technology Co., Ltd
Jiangyin Zhitong New Materials Technology Co., Ltd